UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Approval of Amendment to 2019 Equity Incentive Plan

On July 17, 2019, holders of MainStreet Bancshares, Inc. (the "Company") common stock approved the Company's 2019 Equity Incentive Plan. At the Annual Meeting of shareholders held on May 15, 2024, the Company's common shareholders approved a proposal to increase the number of shares of authorized common stock from 650,000 to 1,150,000 shares. See Item 5.07 of this Current Report on Form 8-K.

The Board of Directors adopted, subject to shareholder approval, the 2019 Equity Incentive Plan, to provide selected officers and employees and outside directors of the Company with additional incentives to promote the growth and performance of the Company and MainStreet Bank (the "Bank"). By approving the 2019 Equity Incentive Plan, our shareholders have provided the Company with additional flexibility to continue to attract, retain, incent and reward highly qualified personnel by offering a compensation program that is further linked to the performance of our common stock. The Board of Directors believes that the 2019 Equity Incentive Plan provides the Company and the Bank with shares of Company common stock to be used to further retain and reward and, to the extent necessary, attract and incentivize its officers, other employees and outside directors to promote growth, improve performance and further align their interests with those of the Company's shareholders through the ownership of additional common stock of the Company.

The 2019 Equity Incentive Plan provides that directors may elect to receive their annual Board compensation in the form of cash or in the form of common stock based upon the market value of such stock at the time of the award. Compensation under the Plan for the Company's officers and other employees provides that bonus recipients may elect to receive their incentive bonus compensation in the form of cash or in the form of common stock based upon the market value of such stock at the time of the award. The actual number of shares necessary for director compensation and officer and employee compensation are not known and may vary based upon a number of factors, including future trading prices for common stock, the actual compensation for directors and the actual bonus awards for officers and employees.

The 2019 Equity Incentive Plan also permits awards of stock options to Company directors, officers and other employees. The Board of Directors does not have any current intention to award stock options under the 2019 Equity Incentive Plan. However, the 2019 Equity Incentive Plan provides the Board and the Compensation Committee with this additional flexibility if deemed appropriate in the future, subject to the limitations of the total shares of common stock.

Share Reserve. As amended, the 2019 Equity Incentive Plan provides for the reservation and future award of up to 1,150,000 shares of common stock in accordance with its terms.

Limits on Grants to Outside Directors. Total shares of common stock issuable to non- employee directors under the 2019 Equity Incentive Plan shall not exceed 25% of the total shares of common stock authorized for issuance under the 2019 Equity Incentive Plan in the aggregate (i.e., 287,500 shares). The maximum number of shares of common stock related to the award of non-qualified stock options and restricted stock awards in any calendar year to any individual outside director shall not exceed 3,000 shares of Common Stock in the aggregate.

Limits on Grants to Officers and Employees. Total shares of common stock issuable to employees under the 2019 Equity Incentive Plan shall not exceed 1,150,000 shares of common stock in the aggregate, reduced by the aggregate of shares of common stock issued to non-employee directors. The maximum number of shares of common stock issuable to any individual employee under the 2019 Equity Incentive Plan shall not exceed 15% of the total shares of common stock authorized for issuance under the Plan in the aggregate (i.e., 172,500 shares), and the maximum number of shares of common stock related to the award of stock options (all of which may be granted as incentive stock options, non-qualified stock options or a combination of each) or restricted stock awards in any calendar year to any individual employee shall not exceed the number of shares calculated as the quotient of the employee's base salary in effect as of the first business day of such calendar year divided by the fair market value of such common stock on such date.

Share Counting. The 2019 Equity Incentive Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant, while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant..

No Cash-Out or Repricing of Underwater Options. The 2019 Equity Incentive Plan prohibits repricing of stock options, and there will not be any exchange of underwater stock options for cash or shares without shareholder approval.

Awards Subject to Clawback. Awards granted under the 2019 Equity Incentive Plan are subject to recoupment by the Company if the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws or the forfeiture provisions of the Sarbanes-Oxley Act of 2002. Awards may also be subject to recoupment under any other policy adopted by the Company from time to time.

The information included herein relating to the 2019 Equity Incentive Plan is qualified in its entirety by reference to the actual terms of the 2019 Equity Incentive Plan, as amended, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Restated Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of common stock. As of March 28, 2024, approximately 2,385,910 shares of common stock were available for future issuance.

The Company currently has no understandings, agreements or commitments to issue common stock or to reserve additional common shares for issuance under equity incentive plans.

On February 21, 2024, the Board of Directors considered the limited number of available common shares and unanimously voted to adopt and recommend for shareholder approval an amendment to the Restated Articles of Incorporation increasing the authorized shares of common stock from 10,000,000 shares to 15,000,000 shares. The adoption of this amendment to the Restated Articles of Incorporation was subject to the approval by the Company's common shareholders by the vote of a majority of the votes entitled to be cast by such shareholders. At the Annual Meeting, the common stockholders approved the proposed amendment. See Item 5.07 of this Current Report on Form 8-K.

The Board of Directors believes that it is advisable to have a greater number of authorized shares of common stock available for issuance in connection with acquisitions and mergers, public or private financings, and various general corporate programs and purposes.

The Company may from time to time consider acquisitions and mergers as opportunities arise, stock splits and public or private financings to provide us with capital, any or all of which may involve the issuance of additional shares of common stock or securities convertible into shares of common stock. It is widely expected that consolidation of the financial institution industry will continue and may accelerate, particularly as the economy improves. Also, additional shares of common stock may be necessary to meet anticipated future obligations of our stock-based compensation and employee benefit plans, under which we may grant future equity awards to our officers, other employees and directors. The Board of Directors believes that these benefit plans are critical to retaining our current management team and attracting additional management talent.

The Board of Directors believes that having the authority to issue additional shares of common stock will avoid the possible delays and significant expense of calling and holding an additional special meeting of shareholders to increase the authorized common shares at a later date and will enhance its ability to respond promptly to opportunities for acquisitions, mergers, stock splits and additional financings. Such a delay may result in our inability to consummate a desired transaction under a required deadline. By having additional common shares authorized, we can be prepared to act quickly as opportunities arise.

The additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Under the Virginia Stock Corporation Act, the Company's shareholders must approve a share issuance in connection with an individual merger or combination that is greater than 20% of the total number of shares of the Company on a pre-transaction basis.

The authorization of additional shares of common stock will not, by itself, have any effect on the rights of present shareholders. The additional 5,000,000 shares to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently authorized, issued and outstanding. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of common stock. Accordingly, the issuance of additional shares of common stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

The full text of the amendment to our Restated Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The amendment will be effective upon the filing of articles of amendment with the State Corporation Commission of the Commonwealth of Virginia.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Shareholders, held on May 15, 2024, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Yount, Hyde & Barbour, PC as the Company's independent registered public accounting firm for fiscal 2024 was ratified; the proposal to amend the 2019 Equity Incentive Plan to increase the number of shares of common stock available for issuance from 650,000 to 1,150,000 shares was approved; and the proposal to amend the Company's Restated Articles of Incorporation to increase the number of shares of authorized common stock from 10,000,000 to 15,000,000 shares was approved.

The Inspector of Elections reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1:  Election of Directors
NAME	FOR	WITHHELD
Charles C. Brockett	5,621,462	67,117
Thomas J. Chmelik	5,544,724	143,855
Patsy I. Rust	4,614,592	1,073,987

In addition, there were 760,962 broker non-votes for each nominee.

PROPOSAL 2:  Ratify Appointment of Yount, Hyde & Barbour, P.C.

FOR	AGAINST	ABSTAIN
6,302,381	69,350	77,810

PROPOSAL 3:  Amendment of 2019 Equity Incentive Plan

FOR	AGAINST	ABSTAIN
3,893,218	1,762,720	32,686

In addition, there were 760,917 broker non-votes.

PROPOSAL 4:  Increase in Authorized Shares of Common Stock

FOR	AGAINST	ABSTAIN
5,672,632	748,742	28,167

Item 8.01 Other Events.

On May 15, 2024, the Board of Directors declared a quarterly cash dividend on the outstanding shares of the Company’s 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”). On September 15 and 25, 2020, the Company issued an aggregate of 1,150,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Series A Preferred Stock, with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25 per Depositary Share), which represents $28,750,000 in aggregate liquidation preference.

The declared cash dividend equated to approximately $0.47 per Depositary Share, or $18.75 per share of Series A Preferred Stock outstanding. The cash dividend is payable on July 1, 2023, to shareholders of record as of the close of business on June 14, 2024. When, as, and if declared by the Board of Directors, future dividend payment dates on the Series A Preferred Stock and associated Depositary Shares will be payable quarterly, in arrears, on March 30, June 30, September 30 and December 30 of each year. If any date on which dividends would otherwisebe payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

The Company’s Depositary Shares trade on the Nasdaq Capital Market under the symbol “MNSBP.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to Restated Articles of Incorporation.
10.1	2019 Equity Incentive Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: May 16, 2024	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer